Exhibit 99.1

The PMI Group, Inc.

[LOGO OF PMI GROUP, INC.]	NEWS RELEASE

Investor and media contacts:

Glen Corso / Matt Nichols

925.658.6429 / 925.658.6618

FOR IMMEDIATE RELEASE:

THE PMI GROUP, INC. REPORTS FIRST QUARTER 2003

NET INCOME PER SHARE of $1.00

Walnut Creek, CA, April 23, 2003 — The PMI Group, Inc. (NYSE:PMI) today announced net income per share for the quarter ended March 31, 2003 of $1.00, unchanged from the same period in 2002. Net operating income1 per share for the quarter was $0.99 compared to $0.94 for the same period a year ago. Net income was $89.6 million for the quarter compared to $91.5 million for the same period a year ago. Net income in the first quarter of 2002 included $7.2 million in income attributable to the cumulative effect of a change in accounting for negative goodwill. Net operating income was $88.8 million for the quarter compared to $85.9 million for the same period a year ago. Combined2 new primary insurance written in the quarter was $17.9 billion compared to $16.4 billion for the same period a year ago. Combined primary insurance in force at March 31, 2003 was $176.8 billion compared to $162.5 billion a year ago, an increase of 8.8%.

1 “Net operating income” excludes capital gains, capital losses, and the cumulative effect of an accounting change. In the first quarter of 2003, these items totaled $0.01 per share, or $851,000. In the first quarter of 2002, these items totaled $0.06 per share or $5.6 million.

2 “Combined” includes results from U.S. Mortgage Insurance Operations (“USMIO”), CMG and PMI Australia.

CONSOLIDATED RESULTS SUMMARY

(Dollars in millions)	Q1 2003	Q1 2002

Net premiums written	$235.3	$223.4

Net premiums earned	$236.6	$213.0
Investment income and equity in earnings of unconsolidated subsidiaries	43.9	41.2

Other	13.7	9.2

Total Revenues	$294.2	$263.4

Losses and loss adjustment expenses	$51.7	$39.0
Underwriting, interest and other expenses	118.0	102.7

Total Expenses	$169.7	$141.7

Income taxes	34.9	37.4

Cumulative effect of accounting change	—	7.2

Net Income in accordance with GAAP	$89.6	$91.5

Net realized (gains) losses, net of tax	(0.9)	1.6
Cumulative effect of accounting change	—	(7.2)

Net Operating Income	$88.8	$85.9

Diluted net income per share in accordance with GAAP	$1.00	$1.00

Net realized (gains) losses, net of tax	(0.01)	0.02
Cumulative effect of accounting change	—	(0.08)

Diluted operating earnings per share	$0.99	$0.94

During the quarter, PMI repurchased 341,200 shares of its outstanding common stock for a total of approximately $9.8 million, completing a $100 million repurchase authorization first announced in 1998. In February 2003, PMI’s Board of Directors authorized an additional $100 million repurchase authorization.

CONSOLIDATED LOSSES AND LOSS ADJUSTMENT EXPENSES

(Dollars in millions)	Q1 2003	Q4 2002	Q1 2002

Claims paid and loss adjustment expenses	$45.3	$37.4	$28.8
Change in net loss reserves	6.4	6.9	10.2

Losses and loss adjustment expenses	$51.7	$44.3	$39.0

Consolidated loss and loss adjustment expenses totaled $51.7 million for the quarter compared to $39.0 million for the same period a year ago and $44.3 million for the fourth quarter of 2002. Claims paid and loss adjustment expenses increased over the previous periods due to higher claims payments in U.S. Mortgage Insurance Operations.

Consolidated gross loss reserves grew to $358.7 million at March 31, 2003, a 10 percent increase over the first quarter 2002, led by gross loss reserve increases of $22.7 million in U.S. Mortgage Insurance Operations since March 31, 2002.

Consolidated underwriting and other operating expenses (including amortization of policy acquisition costs and interest expense) were $118.0 million in the quarter compared to $102.7 million for the same period a year ago. The increases were primarily due to higher volume in PMI’s title insurance business.

Business Segments

FIRST QUARTER 2003 SEGMENT HIGHLIGHTS

(Dollars in millions)	U.S. MIO	International[3]	Title	Other[4]	Total

Net Premiums written	$151.7	$23.0	$60.6	$—	$235.3
Premiums earned	156.6	19.4	60.6	—	236.6
Equity in earnings of unconsolidated subsidiaries	2.9	—	—	6.0	8.8
Total revenues	182.5	25.6	64.3	21.8	294.2
Losses, expenses and interest	81.9	5.7	59.8	22.4	169.7
Net Income in accordance with GAAP	$71.9	$14.2	$3.0	$0.5	$89.6
Net realized (gains) losses, net of tax	0.3	(0.2)	(0.0)	(0.9)	(0.9)

Net Operating Income	$72.2	$14.0	$3.0	$(0.4)	$88.8

FIRST QUARTER 2002 SEGMENT HIGHLIGHTS

(Dollars in millions)	U.S. MIO	International	Title	Other	Total

Net Premiums written	$156.4	$18.9	$48.1	$—	$223.4
Premiums earned	152.6	12.2	48.1	—	213.0
Equity in earnings of unconsolidated subsidiaries	3.1	—	—	7.6	10.7
Total revenues	174.9	18.4	50.7	19.4	263.4
Losses, expenses and interest	70.4	4.2	46.8	20.4	141.7
Net Income in accordance with GAAP	$71.3	$17.2	$2.5	$0.4	$91.5
Net realized (gains) losses, net of tax	1.6	(0.2)	—	0.2	1.6
Cumulative effect of change in accounting	—	(7.2)	—	—	(7.2)

Net Operating Income	$72.9	$9.8	$2.5	$0.6	$85.9

3 “International” includes the results of PMI Australia and PMI Europe and results of operations in Hong Kong.

4 “Other” includes the results from the holding company and PMI Mortgage Services Co. and equity in earnings from Fairbanks Capital, RAM Re and Truman Fund.

U.S. Mortgage Insurance Operations

PMI’s U.S. Mortgage Insurance Operations reported premiums written of $151.7 million and premiums earned of $156.6 million for the quarter compared to $156.4 million and $152.6 million, respectively, for the same period a year ago. The decrease in premiums written reflects the combined impact of lower persistency and higher premium cessions under captive reinsurance agreements. The increase in premiums earned was attributable to the better than expected performance of PMI’s pool insurance in force. An evaluation of the earnings pattern of pool insurance, based upon its performance, drove a reduction in the unearned premium reserve of $7.1 million.

Gross expenses for the quarter remained flat at $35.3 million compared to $34.8 million for the same period in 2002. Net income for the quarter was $71.9 million, compared to $71.3 million for the same period a year ago.

NEW MORTGAGE INSURANCE WRITTEN

(Dollars in billions)	Q1 2003	Q1 2002

Domestic[5] new primary mortgage insurance written	$13.7	$12.7
Excluding CMG	12.2	11.5
Bulk transactions	0.8	1.1
Domestic modified mortgage pool insurance written	2.7	5.2

Domestic primary new insurance written6 totaled $13.7 billion for the quarter compared to $12.7 billion for the same period a year ago. The amount of bulk transactions totaled $0.8 billion for the quarter compared to $1.1 billion for the same period a year ago.

5 “Domestic” includes results from U.S. mortgage insurance operations and CMG.

6 Starting with fourth quarter 2002 PMI, in its public reporting, reverted to its historical definitions of primary and pool insurance from those used by Mortgage Insurance Companies of America.

MORTGAGE INSURANCE IN FORCE

(Dollars in billions)	as of 03/31/03	as of 12/31/02	as of 3/31/02

Domestic primary mortgage insurance in force	$116.6	$118.5	$117.3
Excluding CMG	105.5	107.6	108.1
Domestic primary mortgage risk in force	27.0	27.7	27.3
Excluding CMG	24.5	25.2	25.1
Domestic primary persistency rate	53.2%	56.6%	59.4%
Excluding CMG	52.7%	56.2%	59.1%

Domestic primary insurance in force totaled $116.6 billion, a decrease of two percent from a year ago. The decline in primary insurance in force was a result of record levels of policy cancellations offset by strong levels of new primary insurance written.

PRIMARY MORTGAGE INSURANCE DELINQUENCY RATIO

	as of 3/31/03	as of 12/31/02	as of 3/31/02

Domestic primary mortgage insurance in force default rate	3.84%	3.84%	2.81%
Excluding CMG	4.19%	4.18%	3.02%
Excluding CMG and bulk transactions	3.52%	3.52%	2.51%
Bulk transactions only	10.59%	10.40%	7.17%

CLAIMS PAID AND LOSS RESERVES

(Dollars in millions)	Q1 2003	Q4 2002	Q1 2002

Primary claims paid – excluding CMG	$36.7	$29.5	$22.1
Primary loss reserves – excluding CMG	282.4	277.6	261.2
Pool claims paid – excluding CMG	3.2	2.6	1.9
Pool loss reserves – excluding CMG	38.0	38.1	36.5

Primary claims paid totaled $36.7 million for the quarter, compared to $22.1 million for the same period a year ago. The increase in claims paid was influenced by the seasoning of our insurance portfolio, higher levels of unemployment in the economy and the somewhat higher claim rate we experience in the portion of the portfolio that is less than “A” credit quality.

In the first quarter 2003, our U.S. primary delinquent loan inventory declined to 35,803 from 36,537 at December 31, 2002. Delinquent loan inventory at March 31, 2002 totaled 26,909. During the first quarter of 2003 the Company reinstated its practice of reporting claims as “paid” at the time of disbursement, consistent with industry practice. This was implemented to more appropriately reflect the effects of PMI’s loss mitigation efforts that take place after the perfection of the claim and prior to disbursement of the claim. Also in the quarter, PMI increased loss reserves in U.S. Mortgage Insurance Operations by $4.9 million.

PMI’s equity in earnings of CMG Mortgage Insurance Company decreased to $2.9 million for the quarter, compared to $3.1 million for the same period a year ago. The decrease was largely a result of additions in CMG’s loss reserves.

PMI Capital Corporation

The results for PMI Capital Corporation include International Mortgage Insurance, Title Insurance and equity in the earnings from Fairbanks Capital, Ram Re and Truman Fund.

PMI CAPITAL CORPORATION

(Dollars in millions)	Q1 2003	Q1 2002

Premiums and other income	$89.9	$69.0
Equity in earnings of unconsolidated subsidiaries	8.4	7.3
Losses	4.2	3.0
Expenses	61.2	47.8

Pre-tax income	32.9	25.5

Income taxes	8.2	8.2

Net Income in accordance with GAAP	$24.7	$17.3
Percentage of consolidated net income from PMI Capital Corporation	28%	19%
Realized gains and losses	(0.2)	(0.3)
Cumulative effect of a change in accounting	—	(7.2)

Net operating income	$24.5	$9.8
Percentage of consolidated net operating income from PMI Capital Corporation	28%	12%

International Mortgage Insurance

International Mortgage Insurance Operations reported net income of $14.2 million compared to $17.2 million for the same period a year ago and operating income of $14 million for first quarter 2003 compared to $9.8 million for the same period a year ago. Net income for the first quarter 2002 included a $7.2 million gain resulting from the cumulative effect of an accounting change for negative goodwill.

Loss and loss adjustment expense (benefit) for the first quarter 2003 totaled ($0.7) million compared to $0.6 million for the same period a year ago. The benefit resulted from a $1.9 million decline in loss reserves for PMI Australia due to a decline in delinquent loan inventory and claims paid.

Primary insurance in force for PMI Australia was $60.2 billion at March 31, 2003 compared to $45.2 billion at March 31, 2002. The increase was primarily attributable to the

$14.9 billion of new insurance written over the previous 12 months driven by market share expansion. Mortgage credit default swap guarantees in force for PMI Europe was $6.7 billion at March 31, 2003 compared to $4.1 billion at March 31, 2002. Risk in force at PMI Europe was $537 million at March 31, 2003 and $391 million at March 31, 2002.

Title Insurance

American Pioneer Title Insurance Company (APTIC), the Company’s wholly-owned title insurance subsidiary, reported net income of $3.0 million for the quarter, compared to $2.5 million for the same period a year ago. Premiums earned increased to $60.6 million for the quarter compared from $48.1 million for the same period a year ago. Losses and expenses totaled $59.8 million for the quarter compared to $46.8 million for the same period a year ago. Loss reserves increased over the fourth quarter 2002 by $3.2 million to $20.5 million from $17.3. The increases in net income, premiums earned and losses and expenses were a result of the high level of title policy underwriting in the first quarter of 2003.

Equity in Earnings from Unconsolidated Strategic Investments

PMI’s equity in earnings from Fairbanks Capital, Ram Re and Truman Fund was approximately $8.4 million for the quarter compared to $7.3 million for the same period a year ago.

PMI CAPITAL CORPORATION EQUITY IN EARNINGS OF UNCONSOLIDATED STRATEGIC INVESTMENTS

(Dollars in millions)	Q1 2003	Q1 2002

Fairbanks Capital	$7.0	$3.7
Ram Re	0.3	0.9
Truman Fund	1.1	2.7

Total	$8.4	$7.3

The increase in equity in earnings for PMI Capital Corporation was primarily a result of the increase in PMI’s ownership of Fairbanks Capital to 57 percent and the overall growth of Fairbanks Capital’s special servicing operations.

Fairbanks continues to be in discussions with the rating agencies regarding its residential subprime and residential special servicer rankings. PMI does not know whether the rankings will be maintained. A reduction in the rankings of Fairbanks could have a negative impact on the Company’s financial condition and results of operations.

PMI’s equity in earnings from Ram Re for the first quarter declined compared to the same period a year ago primarily as a result of a $4.1 million increase in provisions for losses following similar action taken by the primary guarantors reinsured by RAM Re in connection with securities they have guaranteed. PMI’s share of the increase to provisions for losses was $0.9 million.

PMI’s equity in earnings from Truman Fund declined to $1.1 million compared to $2.7 million for the same period a year ago reflecting the lack of structured securities sales by Truman in the quarter. Truman had two securities sales in the first quarter and fourth quarter of 2002.

Other

PMI’s Other business segment, which consists of revenue and expenses of the holding company, equity in the earnings from unconsolidated subsidiaries other than CMG, and contract underwriting operations, had total revenues of $21.8 million for the quarter compared to $19.4 million for the same period a year ago.

The increase in revenues was driven primarily by increases in our equity in earnings from unconsolidated subsidiaries and contract underwriting fees.

EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARIES

(Dollars in millions)	Q1 2003	Q1 2002

Unconsolidated strategic investments	$8.4	$7.3
Limited partnerships	(2.4)	0.3

Equity in earnings of unconsolidated subsidiaries	6.0	7.6

The change in equity in earnings was due to the increase in equity in earnings from unconsolidated strategic investments and offset by $2.4 million of losses recognized in private equity limited partnerships.

Contract underwriting fees rose due to higher volumes of loan underwriting. Interest and dividend income for the quarter declined to $3.9 million from $5.0 million due to lower interest rates earned on fixed income investments.

Other underwriting and operating expenses were $17.9 million for the quarter compared to $15.6 million for the same period a year ago. The increase was primarily due to greater contract underwriting expenses related to higher loan volume.

About The PMI Group, Inc.

PMI is headquartered in Walnut Creek, California and is one of the largest private mortgage insurers in the world. PMI, through its subsidiaries, provides private mortgage insurance in the United States, Australia, New Zealand and Europe, and mortgage guaranty reinsurance in Hong Kong. PMI, a leader in mortgage credit risk management, develops structured credit enhancement solutions and provides various products and services for the home mortgage finance industry.

PMI is an advocate of affordable housing and supports a number of initiatives and organizations that foster greater access to affordable housing in the United States, including

Social Compact, Habitat for Humanity, Neighborhood Housing Services of America, Native American Indian Housing Council and the Unity Council.

This release can be accessed through the World Wide Web at www.pmigroup.com. You may listen to PMI’s conference call to discuss the first quarter earnings results at 12:00 noon Eastern, 9:00 a.m. Pacific time, on April 23, 2003 by going to www.pmigroup.com / investor relations.

Cautionary Statement: Statements in this press release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed. Risks and uncertainties that could affect us are discussed in our various Securities and Exchange Commission filings, including our report on Form 10-K for the year ended December 31, 2002.

# # #

THE PMI GROUP, INC. AND SUBSIDIARIES

FINANCIAL AND OPERATING RESULTS FOR PERIOD ENDING MARCH 31, 2003

CONTENTS

Consolidated Statements of Operations and Balance Sheets	Page 2
Business Segments Results of Operations	Page 3
Business Segments Balance Sheets	Page 4
U.S. Mortgage Insurance Operations Analysis of Loss Reserves and Statistical Information	Page 5
U.S. Mortgage Insurance Operations and CMG Statistical Information	Page 6
International Mortgage Insurance Operations	Page 7

Please refer to the following when noted:

(1)	The Company's investments and equity earnings in unconsolidated subsidiaries include CMG, RAM Reinsurance, Fairbanks Capital, Truman Fund and other limited partnership interests.

(2)	Company obligated mandatory redeemable preferred capital securities of subsidiary trust holding solely junior subordinated deferrable interest debentures of the Company.

(3)	U.S. Mortgage Insurance Operations include the operating results of PMI Mortgage Insurance Co. and affiliated U.S. mortgage insurance and reinsurance companies. In addition, CMG, and its affiliates, are included under the equity method of accounting in equity earnings of unconsolidated subsidiaries.

(4)	International Mortgage Insurance Operations include PMI Australia, PMI Europe and PMI's Hong Kong reinsurance operations. Financial results of International Operations are subject to currency rate risk.

(5)	The “Other” segment includes the activity of the holding company, equity investments in unconsolidated subsidiaries, and the operating results of PMI Mortgage Services Co.

(6)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products.

(7)	Represents statutory risk to capital ratio for PMI Mortgage Insurance Co.

(8)	Upon the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets” effective January 1, 2002, the Company realized a gain of $7.2 million for the remaining balance of negative goodwill, recorded in connection with the acquisition of PMI Ltd in 1999. There is no tax provision on the change in accounting principle. The amortization of negative goodwill was reported in operating earnings prior to the adoption of SFAS No. 142.

(9)	Per share data has been adjusted to reflect the two-for-one stock split effective in June 2002.

(10)	During the first quarter of 2003 the Company began reporting claims as “paid” at the time of disbursement. This was implemented to more appropriately reflect the efforts of PMI’s loss mitigation efforts that take place after the perfection of the claim and prior to disbursement of the claim. Previously, claims were reported as “paid” in PMI’s operating statistics upon perfection of the claim filing. Approximately 257 loans were affected that remained in the delinquent loan inventory at quarter end representing approximately $5.1 million to $5.7 million.

(11)	The financial information contained in this material are unaudited. Certain prior year information have been reclassified to conform to the current year's presentation.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

		Three Months Ended March 31,
		2003	2002
		(Dollars in thousands, except per share data)

Net premiums written		$235,284	$223,381

Revenues
Premiums earned		$236,578	$212,962
Interest and dividend income		33,792	32,819
Equity in earnings of unconsolidated subsidiaries (1)		8,816	10,680
Net realized investment gains (losses)		1,309	(2,248)
Other income		13,684	9,217

Total revenues		294,179	263,430

Losses and expenses
Losses and loss adjustment expenses		51,737	39,048
Amortization of policy acquisition costs		22,005	20,351
Other underwriting and operating expenses		91,527	77,508
Interest expense		3,801	3,826
Distributions on mandatorily redeemable preferred securities (2)		654	1,007

Total losses and expenses		169,724	141,740

Income before income taxes and cumulative effect of a change in accounting principle		124,455	121,690
Income taxes		34,847	37,370

Income before cumulative effect of a change in accounting principle		89,608	84,320
Cumulative effect of a change in accounting principle (8)		—	7,172

Net income		$89,608	$91,492

Diluted weighted average common shares outstanding (shares in thousands)		89,828	91,446

Diluted net income per share (9)		$1.00	$1.00
Net realized investment (gains) losses, net of tax		(0.01)	0.02
Cumulative effect of a change in accounting principle (8)		—	(0.08)

Diluted operating income per share (9)		$0.99	$0.94

CONSOLIDATED BALANCE SHEETS

	March 31, 2003	December 31, 2002	March 31, 2002
	(Dollars in thousands, except per share data)
Assets
Cash and investments, at fair value	$2,855,146	$2,737,482	$2,555,255
Investments in unconsolidated subsidiaries (1)	303,623	289,795	211,860
Reinsurance recoverable and prepaid premiums	50,870	63,924	66,713
Deferred policy acquisition costs	87,855	85,210	83,128
Other assets	340,011	340,638	257,283

Total assets	$3,637,505	$3,517,049	$3,174,239

Liabilities
Reserve for losses and loss adjustment expenses	$358,685	$350,841	$324,945
Unearned premiums	242,467	232,877	220,874
Long-term debt	422,950	422,950	422,950
Other liabilities	274,863	268,048	266,755

Total liabilities	1,298,965	1,274,716	1,235,524
Mandatorily redeemable preferred securities (2)	48,500	48,500	48,500
Shareholders' equity	2,290,040	2,193,833	1,890,215

Total liabilities, mandatorily redeemable preferred securities and shareholders' equity	$3,637,505	$3,517,049	$3,174,239

Book value per share (9)	$25.75	$24.42	$21.03

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (3)	International Mortgage Insurance Operations (4)	Title Insurance	Other (5)	Consolidated Total

	Three Months Ended March 31, 2003

	(Dollars in thousands)

Net premiums written	$151,700	$22,976	$60,608	$—	$235,284

Revenues
Premiums earned	$156,604	$19,366	$60,608	$—	$236,578
Interest and dividend income	23,302	5,863	737	3,890	33,792
Equity in earnings of unconsolidated subsidiaries (1)	2,865	—	—	5,951	8,816
Net realized investment gains (losses)	(479)	341	18	1,429	1,309
Other income	169	—	2,968	10,547	13,684

Total revenues	182,461	25,570	64,331	21,817	294,179

Losses and expenses
Losses and loss adjustment expenses	47,536	(661)	4,862	—	51,737
Amortization of policy acquisition costs	19,475	2,530	—	—	22,005
Other underwriting and operating expenses	14,825	3,844	54,917	17,941	91,527
Interest expense	25	—	—	3,776	3,801
Distributions on redeemable preferred securities (2)	—	—	—	654	654

Total losses and expenses	81,861	5,713	59,779	22,371	169,724

Income (loss) before income taxes	100,600	19,857	4,552	(554)	124,455
Income tax (benefit)	28,676	5,672	1,560	(1,061)	34,847

Net income	$71,924	$14,185	$2,992	$507	$89,608

Gross expense ratio	23.3%	27.6%	86.4%	n/a	n/a
Net expense ratio	22.6%	27.7%	86.4%	n/a	n/a
Loss ratio	30.4%	-3.4%	7.6%	n/a	n/a
Combined ratio	53.0%	24.3%	94.0%	n/a	n/a

	Three Months Ended March 31, 2002

	(Dollars in thousands)

Net premiums written	$156,360	$18,885	$48,136	$—	$223,381

Revenues
Premiums earned	$152,630	$12,196	$48,136	$—	$212,962
Interest and dividend income	21,483	5,763	550	5,023	32,819
Equity in earnings of unconsolidated subsidiaries (1)	3,118	—	—	7,562	10,680
Net realized investment gains (losses)	(2,478)	465	—	(235)	(2,248)
Other income	123	—	2,046	7,048	9,217

Total revenues	174,876	18,424	50,732	19,398	263,430

Losses and expenses
Losses and loss adjustment expenses	36,061	593	2,394	—	39,048
Amortization of policy acquisition costs	19,152	1,199	—	—	20,351
Other underwriting and operating expenses	15,123	2,371	44,448	15,566	77,508
Interest expense	18	—	—	3,808	3,826
Distributions on redeemable preferred securities (2)	—	—	—	1,007	1,007

Total losses and expenses	70,354	4,163	46,842	20,381	141,740

Income (loss) before income taxes and cumulative effect of a change in accounting principle	104,522	14,261	3,890	(983)	121,690
Income tax (benefit)	33,176	4,210	1,383	(1,399)	37,370

Income before cumulative effect of a change in accounting principle	71,346	10,051	2,507	416	84,320
Cumulative effect of a change in accounting principle (8)	—	7,172	—	—	7,172

Net income	$71,346	$17,223	$2,507	$416	$91,492

Gross expense ratio	22.3%	21.9%	88.5%	n/a	n/a
Net expense ratio	21.9%	18.9%	88.5%	n/a	n/a
Loss ratio	23.6%	4.9%	4.8%	n/a	n/a
Combined ratio	45.5%	23.8%	93.3%	n/a	n/a

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS

	U.S. Mortgage Insurance Operations(3)	International Mortgage Insurance Operations(4)	Title Insurance	Other(5)	Consolidated Total

	March 31, 2003
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,910,268	$545,386	$75,697	$323,795	$2,855,146
Investments in unconsolidated subsidiaries(1)	86,186	—	—	217,437	303,623
Reinsurance recoverable and prepaid premiums	39,608	11,262	—	—	50,870
Deferred policy acquisition costs	65,396	22,459	—	—	87,855
Other assets	207,161	16,738	16,091	100,021	340,011

Total assets	$2,308,619	$595,845	$91,788	$641,253	$3,637,505

Liabilities
Reserve for losses and loss adjustment expenses	$320,408	$17,759	$20,518	$—	$358,685
Unearned premiums	81,747	160,720	—	—	242,467
Long-term debt	—	—	—	422,950	422,950
Other liabilities	164,910	21,637	15,405	72,911	274,863

Total liabilities	567,065	200,116	35,923	495,861	1,298,965
Mandatorily redeemable preferred securities(2)	—	—	—	48,500	48,500
Shareholders' equity	1,741,554	395,729	55,865	96,892	2,290,040

Total liabilities, mandatorily redeemable preferred securities and shareholders' equity	$2,308,619	$595,845	$91,788	$641,253	$3,637,505

	December 31, 2002
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,816,039	$495,778	$68,728	$356,937	$2,737,482
Investments in unconsolidated subsidiaries(1)	83,234	—	—	206,561	289,795
Reinsurance recoverable and prepaid premiums	53,626	10,298	—	—	63,924
Deferred policy acquisition costs	64,380	20,830	—	—	85,210
Other assets	296,578	13,479	16,328	14,253	340,638

Total assets	$2,313,857	$540,385	$85,056	$577,751	$3,517,049

Liabilities
Reserve for losses and loss adjustment expenses	$315,721	$17,849	$17,271	$—	$350,841
Unearned premiums	87,118	145,759	—	—	232,877
Long-term debt	—	—	—	422,950	422,950
Other liabilities	159,323	17,385	14,951	76,389	268,048

Total liabilities	562,162	180,993	32,222	499,339	1,274,716
Mandatorily redeemable preferred securities(2)	—	—	—	48,500	48,500
Shareholders' equity	1,751,695	359,392	52,834	29,912	2,193,833

Total liabilities, mandatorily redeemable preferred securities and shareholders' equity	$2,313,857	$540,385	$85,056	$577,751	$3,517,049

	March 31, 2002
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,748,111	$415,578	$53,389	$338,177	$2,555,255
Investments in unconsolidated subsidiaries(1)	71,197	—	—	140,663	211,860
Reinsurance recoverable and prepaid premiums	53,142	13,571	—	—	66,713
Deferred policy acquisition costs	64,891	18,237	—	—	83,128
Other assets	245,253	4,013	15,870	(7,853)	257,283

Total assets	$2,182,594	$451,399	$69,259	$470,987	$3,174,239

Liabilities
Reserve for losses and loss adjustment expenses	$297,682	$14,275	$12,988	$—	$324,945
Unearned premiums	91,788	129,086	—	—	220,874
Long-term debt	—	—	—	422,950	422,950
Other liabilities	200,517	25,902	12,071	28,265	266,755

Total liabilities	589,987	169,263	25,059	451,215	1,235,524
Mandatorily redeemable preferred securities(2)	—	—	—	48,500	48,500
Shareholders' equity	1,592,607	282,136	44,200	(28,728)	1,890,215

Total liabilities, mandatorily redeemable preferred securities and shareholders' equity	$2,182,594	$451,399	$69,259	$470,987	$3,174,239

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS ANALYSIS OF LOSS RESERVE (3)

	March 31, 2003		December 31, 2002		March 31, 2002
	Loans in Default	Reserve for Losses	Loans in Default	Reserve for Losses	Loans in Default	Reserve for Losses
	(Dollars in thousands)
Primary insurance	35,803	$282,434	36,537	$277,608	28,097	$261,226
Pool insurance	18,836	37,974	16,374	38,113	10,813	36,456

Total	54,639	$320,408	52,911	$315,721	38,910	$297,682

Reconciliation of Reserve for Losses

	March 31, 2003	December 31, 2002	Reserve Change
	(Dollars in thousands)
Gross reserves:
Primary insurance	$282,434	$277,608	$4,826
Pool insurance	37,974	38,113	(139)

U.S. Mortgage Insurance operations gross loss reserves	320,408	315,721	4,687
Ceded Reserves:
Primary insurance	3,354	3,539	(185)
Pool insurance	313	310	3

Total ceded loss reserves	3,667	3,849	(182)

U.S. Mortgage Insurance operations net loss reserves	$316,741	$311,872	$4,869

U.S. MORTGAGE INSURANCE OPERATIONS STATISTICAL INFORMATION (3)

	Three Months Ended March 31,
	2003	2002
Primary new insurance written (in millions)	$12,241	$11,486
Primary new risk written (in millions)	$2,840	$2,699
Pool insurance written (in millions) (6)	$2,652	$5,167
Pool risk written (in millions) (6)	$77	$216
Product mix as a % of new insurance written:
95% LTV	28%	32%
90% LTV	42%	45%
95% LTV with 30% coverage	21%	24%
90% LTV with 25% coverage	31%	34%
ARMs	7%	6%
Monthlies	93%	94%
Refinances	51%	42%
Bulk transactions	7%	10%
Premiums Written (in thousands):
Gross premiums written	$187,151	$181,729
Ceded premiums, net of assumed premiums	(30,827)	(21,085)
Refunded premiums	(4,623)	(4,283)

Net premiums written	151,701	156,361
Change in unearned premiums	4,903	(3,731)

Net premiums earned	$156,604	$152,630

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS STATISTICAL INFORMATION (3)

	March 31, 2003	December 31, 2002	March 31, 2002

Primary insurance in force (in millions)	$105,518	$107,579	$108,107
Primary risk in force (in millions)	$24,500	$25,188	$25,131
Pool risk in force (in millions) (6)	$3,110	$3,128	$2,698
Risk-to-capital ratio (7)	10.6 to 1	11.3 to 1	12.3 to 1
Insured primary loans	854,506	874,202	892,353
Persistency	52.7%	56.2%	59.1%
Primary loans in default (10)	35,803	36,537	26,909
Primary default rate (10)	4.19%	4.18%	3.02%
Primary claims paid (year-to-date in thousands) (10)	$36,662	$98,524	$22,086
Number of primary claims paid (year-to-date) (10)	1,624	4,860	1,053
Average primary claim size (year-to-date in thousands)	$22.6	$20.3	$21.0
Percentage of NIW subject to captive reinsurance agreements (year-to-date)	57.0%	55.5%	44.3%
Percentage of IIF subject to captive reinsurance agreements (year-to-date)	44.4%	43.1%	34.8%

CMG MORTGAGE INSURANCE COMPANY STATISTICAL INFORMATION

	March 31, 2003	December 31, 2002	March 31, 2002

Primary new insurance written (year-to-date in millions)	$1,498	$5,403	$1,232
Primary insurance in force (in millions)	$11,104	$10,916	$9,208
Primary risk in force (in millions)	$2,480	$2,470	$2,155
Insured primary loans	90,119	88,977	78,022
Persistency	59%	62%	63%
Primary loans in default	494	407	323
Primary default rate (year-to-date)	0.55%	0.46%	0.41%
Primary claims paid (year-to-date in thousands)	$629	$1,663	$193
Number of primary claims paid (year-to-date)	25	92	10
Average primary claims size (year-to-date in thousands)	$25.2	$18.1	$19.3

THE PMI GROUP, INC. AND SUBSIDIARIES

INTERNATIONAL INSURANCE OPERATIONS STATISTICAL INFORMATION(4)

	March 31, 2003	December 2002	March 31, 2002
PMI Australia
Net premium written (year-to-date in thousands)	$21,253	$74,352	$16,649
Premium earned (year-to-date in thousands)	$17,264	$59,929	$11,074
Primary new insurance written (year-to-date in millions)	$4,125	$14,523	$3,712
Insurance in force (in millions)	$60,227	$54,117	$45,146
Risk in force (in millions)	$54,749	$48,747	$41,075
Loans in default	1,786	2,176	1,826
Claims paid (year-to-date in millions)	$886	$5,912	$1,642
Number of claims paid (year-to-date)	73	508	147

PMI Europe
Net premium written (year-to-date in thousands)	$843	$2,307	$352
Premium earned (year-to-date in thousands)	$851	$2,127	$235
New insurance written (year-to-date in millions)	$—	$3,692	$1,420
Insurance in force (in millions)	$6,710	$6,507	$4,100
Risk in force (in millions)	$537	$538	$391
Loans in default	—	—	—
Claims paid (year-to-date in millions)	$—	$—	$—
Number of claims paid (year-to-date )	—	—	—